Exhibit 99.1

CONTACT INFORMATION:
Investors and Media
Julie D. Tracy
Vice President, Investor Relations and Corporate Marketing
408-548-6500
jtracy@kyphon.com

Kyphon Reports Second Quarter 2006 Financial Results

SUNNYVALE, Calif., July 26, 2006 (PR NEWSWIRE) -- Kyphon Inc. (Nasdaq:KYPH) today announced that net sales for the quarter ended June 30, 2006 totaled $101.1 million, an increase of 35% over the $75.0 million in net sales reported for the second quarter of 2005 and marking the first time the company's quarterly revenues passed one hundred million dollars.

Net income for the second quarter of 2006 on a GAAP basis, including the FAS 123(R) stock-based compensation charge, increased 19% to $9.5 million, or $0.21 per diluted share, compared to net income of $7.9 million or $0.18 per diluted share for the same period in 2005. Excluding the FAS 123(R) stock-based compensation charge, non-GAAP net income for the second quarter compared to the same period a year ago increased 79% to $14.2 million, or $0.31 per diluted share. A reconciliation of GAAP and non-GAAP operating results is provided below.

Kyphon's revenues for the second quarter included $81.7 million in net sales in the United States and $19.4 million in net sales from its international operations, representing growth in those markets of 28% and 71%, respectively, over the second quarter of 2005.

For the six-month period ended June 30, 2006, Kyphon reported net sales of $192.5 million, an increase of 36% over the $141.3 million reported for the same period in 2005. Net income for the first six months of 2006 on a GAAP basis, including the FAS 123(R) stock-based compensation charge, increased 25% to $18.0 million or $0.39 per diluted share, compared to net income of $14.4 million, or $0.32 per diluted share for the same period in 2005. Excluding the FAS 123(R) stock-based compensation charge, non-GAAP net income for the six-month period ended June 30, 2006 compared to the same period a year ago increased 88% to $27.0 million, or $0.58 per diluted share. A reconciliation of GAAP and non-GAAP operating results is provided below.

"I am very pleased with the continued revenue and earnings growth posted in our second quarter, including the achievement of our first one hundred million dollar quarter," said Richard Mott, president and chief executive officer of Kyphon. "This is a significant milestone for our company and could not have been accomplished without the support of our customers and the hard work and dedication of our 1,010 employees worldwide. During the second half of 2006, we intend to remain focused on strengthening our foundation for future growth through broadening our worldwide customer base, expanding our balloon kyphoplasty product suite, and launching our functional anaesthetic discography product line, which is intended to help physicians diagnose discogenic back pain," Mott concluded.

Financial Outlook for Full-Year 2006 and Quarter Ending September 30, 2006

For the full-year 2006, net sales are targeted to increase approximately 30% versus 2005 to at least $398 million. Net sales from the company's international operations are targeted to constitute 17% to 19% of total worldwide net sales for the full-year 2006.

For the third quarter of 2006, the company anticipates worldwide net sales of $98 million to $102 million, which represents an increase of 24% to 29% versus the third quarter of 2005. Net sales from the company's international operations are targeted to constitute 16% to 18% of total worldwide net sales in the third quarter.

The full-year 2006 target range for GAAP earnings per diluted share, which includes the impact of the implementation of stock-based compensation under FAS 123(R), is expected to be between $0.82 and $0.87. The target range for non- GAAP earnings per diluted share excluding the impact of FAS 123(R) is $1.21 to $1.26.

For the third quarter, the target range for GAAP earnings per diluted share including the impact of FAS 123(R) is $0.18 to $0.21. Excluding the impact of FAS 123(R), non-GAAP earnings per diluted share is targeted to be between $0.28 and $0.31. A reconciliation of GAAP to non-GAAP earnings per diluted share for the company's financial outlook is as follows:

                                                     Three Months Ending   Year Ending
                                                     September 30, 2006  December 31, 2006
                                                     ------------------  ----------------
Projected GAAP earnings per diluted share                 $0.18 - $0.21     $0.82 - $0.87
Add: Stock-based compensation expense, net of taxes                0.10              0.39
                                                     ------------------  ----------------
Projected non-GAAP earnings per diluted share             $0.28 - $0.31     $1.21 - $1.26
                                                     ==================  ================

Selected Metrics

Kyphon ended the second quarter of 2006 with about 290 device sales representatives in the U.S. Internationally, the company ended the second quarter with approximately 105 sales professionals. Kyphon is planning to end 2006 with approximately 305 to 315 device sales representatives in the U.S., along with approximately 120 to 130 sales representatives outside of the U.S. These sales representatives work with spine specialists worldwide who perform, or who are candidates to perform, the balloon kyphoplasty procedure and the primary care physician community, to educate them about the option of balloon kyphoplasty. To date, approximately 5,560 spine specialists in the U.S. and 3,760 outside the U.S. have been trained to perform balloon kyphoplasty. For the year 2006, Kyphon expects to train a total of approximately 1,900 physicians to perform balloon kyphoplasty procedures, 950 in the U.S. and 950 outside of the U.S.

Use of Non-GAAP Financial Measures

Kyphon management believes that in order to properly understand Kyphon's short-term and long-term financial trends, investors may wish to consider the impact of certain charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, Kyphon management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

Reconciliation of GAAP and Non-GAAP Operating Results

Non-GAAP second quarter 2006 and six months ended June 30, 2006 results exclude the FAS 123(R) stock-based compensation charges. A reconciliation of Kyphon's non-GAAP operating results to its GAAP operating results for the second quarter of 2006 and for the six months ended June 30, 2006 follows (unaudited, in thousands, except per share amounts):

                                            Three Months Ended              Three Months Ended
                                               June 30, 2006                   June 30, 2005
                                   ---------------------------------------    ----------------
                                      GAAP     Adjustments (1)   Non-GAAP           GAAP
                                   ---------------------------------------    ----------------
U.S. net sales                    $   81,641  $           --   $   81,641    $         63,697
International net sales               19,421              --       19,421              11,329
                                   ----------  --------------   ----------    ----------------
Net sales                            101,062              --      101,062              75,026
Cost of goods sold                    13,188            (393)      12,795               8,494
                                   ----------  --------------   ----------    ----------------
Gross profit                          87,874             393       88,267              66,532
                                   ----------  --------------   ----------    ----------------
Operating expenses:
    Research and development           9,939            (943)       8,996               7,638
    Sales and marketing               48,649          (2,926)      45,723              36,174
    General and administrative        14,496          (2,665)      11,831              10,343
                                   ----------  --------------   ----------    ----------------
        Total operating expenses      73,084          (6,534)      66,550              54,155
                                   ----------  --------------   ----------    ----------------
Income from operations                14,790           6,927       21,717              12,377
Interest income and other, net         2,080              --        2,080                 819
                                   ----------  --------------   ----------    ----------------
Income before income taxes            16,870           6,927       23,797              13,196
Provision for income taxes             7,390           2,221        9,611               5,260
                                   ----------  --------------   ----------    ----------------
Net income                        $    9,480  $        4,706   $   14,186    $          7,936
                                   ==========  ==============   ==========    ================
Net income per share:
    Basic                         $     0.21  $         0.11   $     0.32    $           0.19
                                   ==========  ==============   ==========    ================
    Basic                         $     0.21  $         0.10   $     0.31    $           0.18
                                   ==========  ==============   ==========    ================
Weighted-average shares outstanding:
    Basic                             44,327              --       44,327              42,512
                                   ==========  ==============   ==========    ================
    Diluted                           46,221             175       46,396              44,660
                                   ==========  ==============   ==========    ================

                                            Six Months Ended                 Six Months Ended
                                               June 30, 2006                   June 30, 2005
                                   ---------------------------------------    ----------------
                                      GAAP     Adjustments (1)   Non-GAAP           GAAP
                                   ---------------------------------------    ----------------
U.S. net sales                    $  157,153  $           --   $  157,153    $        121,563
International net sales               35,337              --       35,337              19,697
                                   ----------  --------------   ----------    ----------------
Net sales                            192,490              --      192,490             141,260
Cost of goods sold                    24,153            (557)      23,596              16,419
                                   ----------  --------------   ----------    ----------------
Gross profit                         168,337             557      168,894             124,841
                                   ----------  --------------   ----------    ----------------
Operating expenses:
    Research and development          18,528          (1,901)      16,627              13,098
    Sales and marketing               94,035          (5,529)      88,506              71,159
    General and administrative        28,064          (5,356)      22,708              18,041
                                   ----------  --------------   ----------    ----------------
        Total operating expenses     140,627         (12,786)     127,841             102,298
                                   ----------  --------------   ----------    ----------------
Income from operations                27,710          13,343       41,053              22,543
Interest income and other, net         4,203                        4,203               1,344
                                   ----------  --------------   ----------    ----------------
Income before income taxes            31,913          13,343       45,256              23,887
Provision for income taxes            13,940           4,298       18,238               9,530
                                   ----------  --------------   ----------    ----------------
Net income                        $   17,973  $        9,045   $   27,018    $         14,357
                                   ==========  ==============   ==========    ================
Net income per share:
    Basic                         $     0.41  $         0.20   $     0.61    $           0.34
                                   ==========  ==============   ==========    ================
    Diluted                       $     0.39  $         0.20   $     0.58    $           0.32
                                   ==========  ==============   ==========    ================
Weighted-average shares outstanding:
    Basic                             44,181              --       44,181              42,180
                                   ==========  ==============   ==========    ================
    Diluted                           46,091             213       46,304              44,453
                                   ==========  ==============   ==========    ================

(1) Adjustments consist of stock-based compensation and the related tax effect. FAS 123(R) requires the company to estimate the cost of all forms of employee stock-based compensation, including employee stock options and awards under our employee stock purchase plan (ESPP), and to record a commensurate expense (which is subjective in nature) in the income statement. This non-GAAP presentation is given in part to enhance the understanding of the company's historical financial performance and comparability between periods in light of a change in accounting standards particularly since the company has not included stock-based compensation under FAS 123(R) as an expense in its financial statements prior to January 1, 2006. In addition, the company strongly believes that the non-GAAP presentation to exclude stock-based compensation is relevant and useful information that will be widely used by analysts, investors, and other interested parties in the medical device industry. Accordingly, the company is disclosing this information to permit additional analysis of the company's performance.

Earnings Call Information

Kyphon will host a conference call today at 2:00 p.m. Pacific Time to discuss its second quarter 2006 results and expectations for 2006.  A live webcast of the call will be available from the Investor Relations section of the company's corporate Web site at www.kyphon.com. The call will be archived on this site for a minimum of two months. An audio replay of the call will also be available beginning from 6:00 p.m. Pacific Time on Wednesday, July 26, 2006, until 12:00 a.m. Pacific Time on Wednesday, August 16, 2006. To access the replay, dial (888) 203-1112 (U.S.) or (719) 457-0820 (International) and enter the access code 9369476.

About Kyphon Inc.

Kyphon develops and markets medical devices designed to restore spinal function using minimally invasive technologies. The company's KyphX® line of products is used in balloon kyphoplasty, a minimally invasive procedure to treat spinal fractures caused by osteoporosis or cancer. More information about the company can be found at www.kyphon.com.

Kyphon and KyphX are registered trademarks of Kyphon Inc.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, those that use words such as "believes," "expects," "anticipates," "targets," "intends," "plans," "projects," and words of similar effect, and specifically include the company's future financial projections and anticipated business direction and performance. Forward-looking statements are based on management's current preliminary expectations and are subject to risks, uncertainties and assumptions, which may cause the company's actual results to differ materially from the statements contained herein. Information on potential risk factors that could affect Kyphon, its business and its financial results are detailed in the company's periodic filings with the Securities and Exchange Commission (SEC), including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Operating Results," which can be found in Kyphon's annual report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 3, 2006 and in Kyphon's quarterly report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 10, 2006. Kyphon undertakes no obligation to release publicly any revisions to any forward- looking statements contained herein to reflect events or circumstances after the date hereof.

KYPHON INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited; in thousands, except per share amounts)

                                                               Three Months Ended           Six Months Ended
                                                                   June 30,                     June 30,
                                                            ----------------------     -----------------------
                                                               2006        2005           2006         2005
                                                            ----------  ----------     ----------   ----------
U.S. net sales                                             $   81,641  $   63,697     $  157,153   $  121,563
International net sales                                        19,421      11,329         35,337       19,697
                                                            ----------  ----------     ----------   ----------
Net sales                                                     101,062      75,026        192,490      141,260
Cost of goods sold                                             13,188       8,494         24,153       16,419
                                                            ----------  ----------     ----------   ----------
Gross profit                                                   87,874      66,532        168,337      124,841
                                                            ----------  ----------     ----------   ----------
Operating expenses:
    Research and development                                    9,939       7,638         18,528       13,098
    Sales and marketing                                        48,649      36,174         94,035       71,159
    General and administrative                                 14,496      10,343         28,064       18,041
                                                            ----------  ----------     ----------   ----------
        Total operating expenses                               73,084      54,155        140,627      102,298
                                                            ----------  ----------     ----------   ----------
Income from operations                                         14,790      12,377         27,710       22,543
Interest income and other, net                                  2,080         819          4,203        1,344
                                                            ----------  ----------     ----------   ----------
Income before income taxes                                     16,870      13,196         31,913       23,887
Provision for income taxes                                      7,390       5,260         13,940        9,530
                                                            ----------  ----------     ----------   ----------
Net income                                                 $    9,480  $    7,936     $   17,973   $   14,357
                                                            ==========  ==========     ==========   ==========
Net income per share:
    Basic                                                  $     0.21  $     0.19     $     0.41   $     0.34
                                                            ==========  ==========     ==========   ==========
    Diluted                                                $     0.21  $     0.18     $     0.39   $     0.32
                                                            ==========  ==========     ==========   ==========
Weighted-average shares outstanding:
    Basic                                                      44,327      42,512         44,181       42,180
                                                            ==========  ==========     ==========   ==========
    Diluted                                                    46,221      44,660         46,091       44,453
                                                            ==========  ==========     ==========   ==========

KYPHON INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

                                                        June 30,     December 31,
                                                           2006          2005
                                                       ------------  ------------
Assets
Current assets:
    Cash and cash equivalents                         $    119,609  $     76,149
    Investments                                            111,693       118,324
    Accounts receivable, net                                61,267        55,480
    Inventories                                             11,525         9,265
    Prepaid expenses and other current assets               23,025        16,387
                                                       ------------  ------------
        Total current assets                               327,119       275,605

Property and equipment, net                                 21,685        15,977
Goodwill and other intangible assets, net                   15,157        15,377
Other assets                                                 9,288         9,673
                                                       ------------  ------------
        Total assets                                  $    373,249  $    316,632
                                                       ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                  $     10,292  $      9,308
    Accrued liabilities                                     56,370        49,793
                                                       ------------  ------------
        Total current liabilities                           66,662        59,101

Deferred rent and other                                      5,256         4,051
Contingent purchase price                                    3,484         3,424
                                                       ------------  ------------
        Total liabilities                                   75,402        66,576
                                                       ------------  ------------
Commitments and contingencies

Stockholders' equity:
    Common stock, $0.001 par value per share                    44            44
    Additional paid-in capital                             258,802       231,312
    Treasury stock, at cost                                   (201)         (201)
    Deferred stock-based compensation, net                      --          (116)
    Accumulated other comprehensive income                   2,384           172
    Retained earnings                                       36,818        18,845
                                                       ------------  ------------
        Total stockholders' equity                         297,847       250,056
                                                       ------------  ------------
        Total liabilities and stockholders' equity    $    373,249  $    316,632
                                                       ============  ============